Exhibit 99.1

Meet The Latest Innovation In Robotic Surgery: The SSi Mantra-3

New Disruptive System With The Potential To Bring Life-Saving Technology To Every Corner Of The Planet To Be Unveiled in New York For An Exclusive Demonstration

Fort Lauderdale, FL., July 18, 2024 - SS Innovations International, Inc. (the Company” or “SS Innovations”) (OTC: SSII), developer of innovative surgical robotic technologies dedicated to making world-class robotic surgery affordable and accessible to a global population, today announced that its SSi Mantra-3 Surgical Robotic System (“SSi Mantra) will be unveiled in New York City next week in an exclusive demonstration for media, analysts and the investment community.

The SSi Mantra 3, which is the first unit of its kind that can feature up to 5 robotic arms, will be available for viewing and an actual trial demonstration will be conducted daily from Tuesday, July 23rd through Thursday, July 25th from 12:00-1:30 pm ET at SS Innovations’ newly opened showroom located in the New York City financial district. For those that cannot attend in person, a live stream webcast will also be offered on July 23rd which can be registered for here:

https://www.ssinnovations.com/exclusive

This event will offer a unique opportunity to witness the next generation, disruptive SSI Mantra 3 Surgical Robotic System in operation and the surgical innovations it offers.

Event Highlights:

1.	Live demonstrations of the SSI Mantra 3 Surgical Robotic System

2.	Insights into the future of surgical robotics and our innovative solutions

3.	Networking opportunities with industry experts and the SS Innovations Senior Executive Team

Key Opinion Leaders such as Dr. Frederic Moll, Dr. Vipul Patel, Dr. Husam Balkhy, Experienced Robotic Surgeons and our Executive Team will be available to discuss the impact of the new SSi Mantra 3 and field questions from participants.

About SS Innovations International, Inc.

SS Innovations International, Inc. (OTC: SSII) is a developer of innovative surgical robotic technologies with a vision to make the benefits of robotic surgery affordable and accessible to a larger part of the global population. SSII’s product range includes its proprietary “SSi Mantra” surgical robotic system, and “SSi Mudra” its wide range of surgical instruments capable of supporting a variety of surgical procedures including robotic cardiac surgery. SSII’s business operations are headquartered in India and SSII has plans to expand the presence of its technologically advanced, user-friendly, and cost-effective surgical robotic solutions, globally. For more information, visit SSII’s website at ssinnovations.com or LinkedIn for updates.

About SSI Mantra

Supporting advanced, affordable, and accessible robotic surgery, the SSi Mantra Surgical Robotic System provides the capabilities for multi-specialty usage including cardiothoracic, head and neck, gynecology, urology, general surgery and more. With its modular arm configuration, 3D 4K vision open-console design and superior ergonomics, the system engages with the surgeon and surgical teams to improve safety and efficiency during procedures. The SSi Mantra system has received Indian Medical Device regulatory approval (CDSCO) and is clinically validated in India in more than 70 different types of surgical procedures. SS Innovations has commenced the regulatory approval process in the United States and the European Union and anticipates receiving FDA approval to market and CE Mark approval in 2025.

Forward-Looking Statements

This press release may contain statements that are not historical facts and are considered forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. The words “anticipate,” “assume,” “believe,” “estimate,” “expect,” “will,” “intend,” “may,” “plan,” “project,” “should,” “could,” “seek,” “designed,” “potential,” “forecast,” “target,” “objective,” “goal,” or the negatives of such terms or other similar expressions to identify such forward-looking statements. These statements relate to future events or SS Innovations International’s future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

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